Exhibit 4.3

WAIVER OF DEFAULTS

THIS WAIVER TO THE LOAN AND SECURITY AGREEMENT (this “Waiver”), dated as of November 15, 2016 is entered into by and among MICROPHASE CORPORATION, a Connecticut company, MICROPHASE WEST LLC, a Delaware limited liability company, MICROPHASE INSTRUMENTS, LLC, a Delaware limited liability company (each individually and collectively “Borrower”), NECEDET ERGUL, an individual and RONALD DURANDO, an individual (each individually and collectively, “Guarantor”) and GERBER FINANCE INC., a New York corporation (“Lender”).

RECITALS

Borrower and Lender are parties to a Loan and Security Agreement dated as of February 3, 2012 (as amended from time to time, the “Loan Agreement”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                  Definitions. Capitalized terms used in this Waiver have the meanings given to them in the Loan Agreement unless otherwise specified.

2.                  Waiver of Defaults. Upon the terms and subject to the conditions set forth in this Waiver, Lender hereby waives the Events of Default arising solely from the following Events of Default under Schedule III of the Loan Agreement.

(a)                Credit Parties failure to generate a Net Profit on a combined basis for the Fiscal Years ending June 30, 2014, June 30, 2015 and June 30, 2016.

(b)               Credit Parties on a combined basis making capital expenditures in excess of $50,000 financed through the incurrence of additional Indebtedness (excluding the Loans) for the Fiscal Year ending June 30, 2016.

(c)                The Subordinated Debt being less than $1,000,000 at the end of each Fiscal Quarter since June 30, 2014.

(d)               Credit Parties on a combined basis maintaining Tangible Net Worth of at least $500,000 for the Fiscal Year ending June 30, 2014, June 30, 2015 and June 30, 2016.

3.                  Conditions Precedent. This Waiver, and the waiver set forth in Paragraph 4 hereof shall be effective when Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Lender in its sole discretion:

(a)                The Acknowledgment and Agreement of Guarantors set forth at the end of this Waiver, duly executed by the Guarantors;

(b)               The Acknowledgment and Agreement of the Subordinated Creditors set forth at the end of this Waiver, duly executed by the Subordinated Creditors; and

(c)                A fee in the amount of $5,000 which may be charged to Borrowers’ loan account as a Revolving Credit Advance.

4.                  Representations and Warranties. Each Borrower hereby represents and warrants to Lender as follows:

(a)                Such Borrower has all requisite power and authority to execute this Waiver and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Waiver and all such other agreements and instruments has been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

(b)               The execution, delivery and performance by such Borrower of this Waiver and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation or formation or by-laws or operating agreement of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

(c)                All of the representations and warranties contained in the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

5.                  References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Ancillary Agreement to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

6.                  No Other Waiver. Except as otherwise provided in Paragraph 4 hereof, the execution of this Waiver and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Ancillary Agreement, whether or not known to Lender and whether or not existing on the date of this Waiver.

7.                  Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Waiver, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

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8.                  Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Agreement and the Ancillary Agreements, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Waiver and the documents and instruments incidental hereto. Each Borrower hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 5 of this Waiver.

9.                  Governing Law. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

10.              Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

11.              Counterparts; Facsimile. This Waiver may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

MICROPHASE CORPORATION

By:	/s/ Necdet Ergul
Name:	Necdet Ergul
Title:	Chief Executive Officer

MICROPHASE WEST LLC

By:	/s/ Necdet Ergul
Name:	Necdet Ergul

GERBER FINANCE INC.

By:	/s/ Elena Goynatsky
Name:	Elena Goynatsky
Title:	Senior Vice President

/s/ Necdet Ergul
NECDET ERGUL, an individual

/s/ Ronald Durando
RONALD DURANDO, an individual

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ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, each a guarantor of the indebtedness of Microphase Corporation and Microphase West LLC (each a “Borrower”) to Gerber Finance Inc. (“Lender”) pursuant to separate Guaranties hereby (i) acknowledge receipt of the foregoing Waiver; (ii) consent to the terms and execution thereof; (iii) reaffirm his/its obligations to Lender pursuant to the terms of his/its Guaranty; and (iv) acknowledge that Lender may amend, restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his/its Guaranty for all of Borrower’s present and future indebtedness to Lender.

/s/ Necdet Ergul
NECEDET ERGUL, an individual

/s/ Ronald Durando
RONALD DURANDO, an individual

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ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

The undersigned, each a subordinated creditor of Microphase LLC and Microphase West LLC (“Borrower”) to Gerber Finance Inc. (“Lender”) pursuant to a separate Subordination Agreement (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Waiver; (ii) consents to the terms and execution thereof; (iii) reaffirms his obligations to Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Credit Documents and any indebtedness or agreement of Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under his Subordination Agreement.

/s/ Necdet Ergul
NECEDET ERGUL, an individual

/s/ Ronald Durando
RONALD DURANDO, an individual

GUS DOTOLI, an individual

/s/ Jeffrey Peterson
JEFFREY PETERSON, an individual

/s/ Derrin Temel
DERRIN TEMEL, an individual

/s/ Semra Temel
SEMRA TEMEL, an individual

/s/ Eda Peterson
EDA ERGUL PETERSON, an individual

/s/ Berrin Snyder
BERRIN SNYDER, an individual

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